Exhibit 4.12

DRAFT 11/03/2005

                      SEVENTH ISSUER BANK ACCOUNT AGREEMENT



                             DATED 23RD MARCH, 2005


                         PERMANENT FINANCING (NO. 7) PLC
                                AS SEVENTH ISSUER

                                       AND

                                   HALIFAX PLC
                         AS SEVENTH ISSUER CASH MANAGER

                                       AND

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                         AS SEVENTH ISSUER ACCOUNT BANK

                                       AND

                              THE BANK OF NEW YORK
                               AS SECURITY TRUSTEE











                              [ALLEN & OVERY LOGO]

                                ALLEN & OVERY LLP

                                     LONDON

                                  ICM:1120458.1

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                                    CONTENTS

CLAUSE                                                                                                     PAGE
1.       Definitions and Interpretation.......................................................................1
2.       The Seventh Issuer Transaction Account...............................................................1
3.       Additional Seventh Issuer Accounts...................................................................2
4.       Payments.............................................................................................3
5.       Mandates and Statements..............................................................................4
6.       Acknowledgement by the Seventh Issuer Account Bank...................................................4
7.       Certification, Indemnity and Acceleration Notice.....................................................6
8.       Change of Security Trustee or Seventh Issuer Account Bank............................................7
9.       Termination..........................................................................................7
10.      Further Assurance...................................................................................10
11.      Confidentiality.....................................................................................10
12.      Costs...............................................................................................10
13.      Notices.............................................................................................11
14.      Interest............................................................................................11
15.      Withholding.........................................................................................12
16.      Tax Status..........................................................................................12
17.      Entire Agreement....................................................................................12
18.      Variation and Waiver................................................................................13
19.      Assignment..........................................................................................13
20.      The Security Trustee................................................................................13
21.      Exclusion of Third Party Rights.....................................................................13
22.      Counterparts........................................................................................13
23.      Governing Law.......................................................................................13
24.      Submission to Jurisdiction..........................................................................13

SCHEDULE

1.       Form of Seventh Issuer Transaction Account Mandate..................................................14
2.       Form of Notice of Assignment and Acknowledgement of Assignment......................................15
         Part 1   Notice of Assignment - Seventh Issuer Accounts.............................................15
         Part 2   Acknowledgement - Seventh Issuer Accounts..................................................17


Signatories..................................................................................................18


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         THIS SEVENTH ISSUER BANK ACCOUNT AGREEMENT is made on 23rd March, 2005

         BETWEEN:

(1) PERMANENT FINANCING (NO. 7) PLC (registered number 5330776), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SEVENTH ISSUER);

(2) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as SEVENTH ISSUER CASH MANAGER;

(3) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of Parliament of Scotland in 1695 and having its head office at The Mound, Edinburgh EH1 1YZ, acting in its capacity as Seventh issuer non-sterling account bank (the SEVENTH ISSUER NON-STERLING ACCOUNT BANK) and acting in its capacity as Seventh issuer account bank from the branch located at (in the case of the Seventh Issuer Transaction Account) 116 Wellington Street, Leeds LS1 4LT (the SEVENTH ISSUER STERLING ACCOUNT BANK and the Seventh Issuer Sterling Account Bank and the Seventh Issuer Non-Sterling Account Bank, together referred to as, the SEVENTH ISSUER ACCOUNT BANK); and

(4) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL, acting in its capacity as SECURITY TRUSTEE.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 23rd March, 2005 (as the same may be amended, varied or supplemented, from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the seventh issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 23rd March, 2005 (as the same may be amended, varied or supplemented from time to time) (the SEVENTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule.

2.       THE SEVENTH ISSUER TRANSACTION ACCOUNT

2.1      INSTRUCTIONS FROM SEVENTH ISSUER CASH MANAGER TO SEVENTH ISSUER ACCOUNT
         BANK

         Subject to CLAUSE 7.3, the Seventh Issuer Account Bank shall comply with any direction of the Seventh Issuer Cash Manager to effect a payment by debiting the Seventh Issuer Transaction Account if such direction (a) is in writing, is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, or is

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         given by the internet banking service provided by the Seventh Issuer
         Account Bank and/or otherwise (b) complies with the Seventh Issuer Transaction Account Mandate.

2.2      TIMING OF PAYMENT

         Without prejudice to the provisions of CLAUSE 4.2, the Seventh Issuer Account Bank agrees that if directed pursuant to CLAUSE 2.1 to make any payment then, subject to CLAUSES 2.4 and 7.3 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than 12.00 p.m. (London time) on any London Business Day, the Seventh Issuer Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day.

2.3      SEVENTH ISSUER TRANSACTION ACCOUNT CHARGES

         The charges of the Seventh Issuer Account Bank for the operation of the Seventh Issuer Transaction Account shall be debited to the Seventh Issuer Transaction Account only on the first day of each month (or, if such day is not a London Business Day, the next succeeding London Business Day) in accordance with the order of priority set out in the Seventh Issuer Cash Management Agreement, or, following the service of a Seventh Issuer Note Acceleration Notice (that is not withdrawn), the Seventh Issuer Deed of Charge, and the Seventh Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Seventh Issuer Account Bank.

2.4      NO OVERDRAWN BALANCE

         Notwithstanding the provisions of CLAUSE 2.1, amounts shall only be withdrawn from the Seventh Issuer Transaction Account to the extent that such withdrawal does not cause the Seventh Issuer Transaction Account to become overdrawn.

3.       ADDITIONAL SEVENTH ISSUER ACCOUNTS

3.1      TERMINATION OF SEVENTH ISSUER SWAPS

         If any or all of the Seventh Issuer Swap Agreements terminate and the Seventh Issuer is unable to enter into replacement hedging arrangements, the Seventh Issuer shall instruct the Seventh Issuer Cash Manager to open, as necessary, the relevant Additional Seventh Issuer Account at the Seventh Issuer Account Bank. The Seventh Issuer shall deliver a mandate to the Seventh Issuer Account Bank relating to such Additional Seventh Issuer Account in accordance with this Agreement and the Seventh Issuer Deed of Charge.

3.2      OPERATION OF ADDITIONAL SEVENTH ISSUER ACCOUNTS

         In the event that an Additional Seventh Issuer Account is created pursuant to CLAUSE 3.1, the relevant account shall be operated in accordance with the following provisions:

         (a) subject to CLAUSE 7.3, the Seventh Issuer Account Bank shall comply with any direction of the Seventh Issuer Cash Manager to effect a payment by debiting the relevant Additional Seventh Issuer Account if such direction (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given or is given by the internet banking service provided by the Seventh Issuer Account Bank, and/or otherwise (ii) complies with the mandates of such Additional Seventh Issuer Account;

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         (b)   the Seventh Issuer Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the mandates of the relevant Additional Seventh Issuer Account, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Seventh Issuer Cash Manager from time to time to the Seventh Issuer Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction;

         (c) without prejudice to the provisions of CLAUSE 4.2, the Seventh Issuer Account Bank agrees that if directed pursuant to CLAUSE 3.2(A) to make any payment then, subject to CLAUSES 3.2(E) and
               7.3 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than
               3.15 p.m. (London time) (or, in the case of a payment to an account held by a member bank of the Association for Payment Clearing Services (APACS) within the town clearing area, 3.45 p.m. (London time) or, in the case of a payment to another account with the Seventh Issuer Account Bank at the same branch,
               4.00 p.m. (London time)) on any London Business Day, the Seventh Issuer Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day;

         (d) the charges of the Seventh Issuer Account Bank for the operation of the Additional Seventh Issuer Accounts (if established) shall be debited to the relevant Additional Seventh Issuer Account on each Interest Payment Date in accordance with the order of priority set out in the Seventh Issuer Cash Management Agreement or following enforcement of the Seventh Issuer Security, the Seventh Issuer Deed of Charge, and the Seventh Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Seventh Issuer Account Bank; and

         (e) notwithstanding the provisions of CLAUSE 3.2(A), and subject to the Seventh Issuer Deed of Charge, amounts shall only be withdrawn from an Additional Seventh Issuer Account to the extent that such withdrawals do not cause that Additional Seventh Issuer Account to become overdrawn.

4.       PAYMENTS

4.1      INSTRUCTIONS FROM THE SEVENTH ISSUER CASH MANAGER

(a) The Seventh Issuer Cash Manager shall, no later than 11.00 a.m. (London time) on the fourth London Business Day before the date upon which any payment is due to be made from a Seventh Issuer Account (including the payments due to be made on each Interest Payment Date), submit to the Seventh Issuer Account Bank irrevocable written instructions, or instructions by way of the internet banking service provided by the Seventh Issuer Account Bank as to the payments to be made out of the relevant accounts on such date.

(b) The Seventh Issuer Account Bank shall comply with the instructions described in CLAUSE 4.1(A) and shall effect the payments specified in such instructions not later than the time specified for payment therein (provided that the Seventh Issuer Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its control) on the relevant date if the instructions comply with the relevant Seventh Issuer Account Mandate.

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4.2      TIMING OF PAYMENT

         The Seventh Issuer Account Bank agrees that it will, not later than
         11.00 a.m. (London time) on the second London Business Day prior to each Interest Payment Date, confirm to the Seventh Issuer Cash Manager (provided that such is the case) that it has received irrevocable instructions to effect payment to the Principal Paying Agent on the relevant Interest Payment Date and specifying the amount of the payment to be made and that, subject to receipt of funds, it will effect such payment.

5.       MANDATES AND STATEMENTS

5.1      SIGNING AND DELIVERY OF MANDATES

         The Seventh Issuer has delivered to the Seventh Issuer Account Bank prior to the Seventh Issuer Closing Date the Seventh Issuer Transaction Account Mandate in or substantially in the form set out in SCHEDULE 1 hereto duly executed and relating to the Seventh Issuer Transaction Account, and the Seventh Issuer Account Bank hereby confirms to the Security Trustee that the Seventh Issuer Transaction Account Mandate has been provided to it, that the Seventh Issuer Transaction Account is open and that the Seventh Issuer Transaction Account Mandate is operative. The Seventh Issuer agrees that, if an additional account is opened pursuant to CLAUSE 3.1 (above), it will deliver to the Seventh Issuer Account Bank a duly executed mandate relating to such Additional Seventh Issuer Account. The Seventh Issuer Account Bank acknowledges that the Seventh Issuer Transaction Account Mandate and any other mandates delivered from time to time pursuant hereto shall be subject to the terms of the Seventh Issuer Deed of Charge and this Agreement.

5.2      AMENDMENT OR REVOCATION

         The Seventh Issuer Account Bank agrees that it shall notify the Security Trustee as soon as is reasonably practicable and in accordance with CLAUSE 13 if it receives any amendment to or revocation of any Seventh Issuer Account Mandate that it holds (other than a change of Authorised Signatory) and shall require the prior written consent of the Security Trustee to any such amendment or revocation (other than a change of Authorised Signatory) but, unless a Seventh Issuer Account Mandate is revoked, the Seventh Issuer Account Bank may continue to comply with that amended Seventh Issuer Account Mandate (as it may from time to time be amended in accordance with the provisions of this CLAUSE 5.2) unless it receives notice in writing from the Security Trustee to the effect that a Seventh Issuer Note Acceleration Notice has been served or that the appointment of Halifax plc as Seventh Issuer Cash Manager under the Seventh Issuer Cash Management Agreement has been terminated and shall, thereafter, act solely on the instructions of the Security Trustee and in accordance with the terms thereof as provided in CLAUSE 7.3 of this Agreement.

6.       ACKNOWLEDGEMENT BY THE SEVENTH ISSUER ACCOUNT BANK

6.1      RESTRICTION ON SEVENTH ISSUER ACCOUNT BANK'S RIGHTS

         Notwithstanding anything to the contrary in any Seventh Issuer Account Mandate, the Seventh Issuer Account Bank hereby:

         (a) waives any right it has or may hereafter acquire to combine, consolidate or merge any Seventh Issuer Account with any other account of the Seventh Issuer Cash Manager, the Seventh Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person or any liabilities of the Seventh Issuer Cash Manager, the Seventh Issuer, the

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               Mortgages Trustee, Funding 1, the Seller, the
               Security Trustee or any other person owing to it;

         (b) agrees that it may not exercise any lien, or, to the extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to any Seventh Issuer Account in or towards satisfaction of any liabilities of the Seventh Issuer Cash Manager, the Seventh Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person owing to it;

         (c) in addition to and without prejudice to its rights and obligations as a Seventh Issuer Secured Creditor, agrees that it will not take, and shall not take, any steps whatsoever to recover any amount due or owing to it pursuant to this Agreement or any other debts whatsoever owing to it by the Seventh Issuer, or procure the winding-up or liquidation of the Seventh Issuer or the making of an administration order in relation to the Seventh Issuer or the filing of documents with the court in relation to the Seventh Issuer or the service of a notice of intention to appoint an administrator in relation to the Seventh Issuer in respect of any of the liabilities of the Seventh Issuer whatsoever other than to the extent expressly permitted under the Seventh Issuer Deed of Charge;

         (d) agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Seventh Issuer pursuant to the Transaction Documents subject always to and in accordance with the order of priority set out in the Seventh Issuer Deed of Charge;

         (e) agrees that it will notify, in accordance with CLAUSE 13, the Seventh Issuer Cash Manager, the Seventh Issuer and the Security Trustee if compliance with any instruction would cause any Seventh Issuer Account to have a negative balance, such notification to be given on the same London Business Day that it determines that compliance with such instruction would cause any such account to have a negative balance; and

         (f) acknowledges that the Seventh Issuer has, pursuant to the Seventh Issuer Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of the Seventh Issuer Accounts and all of its rights under this Agreement to the Security Trustee.

6.2      NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT

         The Seventh Issuer Account Bank agrees that promptly upon receipt of a notice of assignment signed by the Seventh Issuer, in (or substantially in) the form of notice set out in PART 1 of SCHEDULE 2 hereto, the Seventh Issuer Account Bank shall sign and duly return to the Seventh Issuer, with a copy to the Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in PART 2 of
         SCHEDULE 2.

6.3      MONTHLY STATEMENT

         Unless and until directed otherwise by the Security Trustee in accordance with CLAUSE 13, the Seventh Issuer Account Bank shall provide each of the Seventh Issuer Cash Manager, the Seventh Issuer and the Security Trustee with a written statement setting out the amounts standing to the credit of the Seventh Issuer Accounts at the close of business on the London Business Day immediately preceding the relevant statement date and/or such other relevant date set out in a statement request (i) on a monthly basis and, in any event, within three London Business Days of the relevant statement date and (ii) as soon as reasonably practicable after receipt of a request for a statement. The Seventh Issuer Account Bank is hereby authorised by the Seventh Issuer to provide statements in respect of the Seventh Issuer Accounts, to the Seventh Issuer Cash Manager and the Security Trustee.

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7.       CERTIFICATION, INDEMNITY AND ACCELERATION NOTICE

7.1 SEVENTH ISSUER ACCOUNT BANK TO COMPLY WITH SEVENTH ISSUER CASH MANAGER'S INSTRUCTIONS

         Unless otherwise directed in writing by the Security Trustee pursuant to CLAUSE 7.3, in making any transfer or payment from the Seventh Issuer Accounts in accordance with this Agreement, the Seventh Issuer Account Bank shall be entitled to act as directed by the Seventh Issuer Cash Manager pursuant to CLAUSES 2.1 and 4.1 or pursuant to CLAUSES 3.1 and 4.2, as the case may be, and to rely as to the amount of any such transfer or payment on the Seventh Issuer Cash Manager's instructions in accordance with the relevant Seventh Issuer Account Mandate, and the Seventh Issuer Account Bank shall have no liability to the Seventh Issuer Cash Manager, the Seventh Issuer or the Security Trustee for having acted on such instructions except in the case of its wilful default, fraud or negligence.

7.2      SEVENTH ISSUER'S INDEMNITY

         Subject to the priority of payments set out in the Seventh Issuer Cash Management Agreement or the Seventh Issuer Deed of Charge, as the case may be, the Seventh Issuer shall indemnify the Seventh Issuer Account Bank or, pursuant to CLAUSE 7.3, the Security Trustee, as the case may be, to the extent of funds then standing to the credit of the relevant Seventh Issuer Account against any loss, cost, damage, charge or expense incurred by the Seventh Issuer Account Bank and/or the Security Trustee, as the case may be, in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

         (a) the charges of the Seventh Issuer Account Bank (if any) for the operation of the Seventh Issuer Accounts other than as provided in this Agreement; and

         (b) any loss, cost, damage, charge or expense arising from any breach by the Seventh Issuer Account Bank of its obligations under this Agreement.

7.3 CONSEQUENCES OF A SEVENTH ISSUER INTERCOMPANY LOAN ACCELERATION NOTICE OR A SEVENTH ISSUER NOTE ACCELERATION NOTICE

         The Seventh Issuer Account Bank acknowledges that, if it receives notice in writing from the Security Trustee to the effect that (a) the Security Trustee has served (i) a Seventh Issuer Intercompany Loan Acceleration Notice, or (ii) a Seventh Issuer Note Acceleration Notice, or (b) that the appointment of Halifax plc as Seventh Issuer Cash Manager under the Seventh Issuer Cash Management Agreement has been terminated (but without prejudice to CLAUSE 7.1 above) all right, authority and power of the Seventh Issuer Cash Manager in respect of the Seventh Issuer Accounts shall be terminated and be of no further effect and the Seventh Issuer Account Bank agrees that it shall, upon receipt of such notice from the Security Trustee, comply with the directions of the Security Trustee or any successor cash manager appointed by the Security Trustee (subject to such successor cash manager having entered into an agreement with the Seventh Issuer Account Bank on substantially the same terms as this Agreement) in relation to the operation of the Seventh Issuer Accounts.

8.       CHANGE OF SECURITY TRUSTEE OR SEVENTH ISSUER ACCOUNT BANK

8.1      CHANGE OF SECURITY TRUSTEE

         In the event that there is any change in the identity of the Security Trustee or an additional Security Trustee is appointed in accordance with the provisions of the Seventh Issuer Deed of

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         Charge, the existing Security Trustee, the new Security Trustee or the retiring Security Trustee, as the case may be, the Seventh Issuer Cash Manager, the Seventh Issuer and the Seventh Issuer Account Bank shall execute such documents and take such actions as such of the new Security Trustee and the retiring Security Trustee or, as the case may be, the existing Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Security Trustee the rights, benefits and obligations of the Security Trustee under this Agreement and releasing the retiring Security Trustee from its future obligations hereunder.

8.2      CHANGE OF SEVENTH ISSUER ACCOUNT BANK

         If there is any change in the identity of the Seventh Issuer Account Bank, then the Seventh Issuer Cash Manager, the Seventh Issuer, the Security Trustee and any other existing Seventh Issuer Account Bank shall execute such documents and take such actions as the new Seventh Issuer Account Bank and the outgoing retiring Seventh Issuer Account Bank and the Security Trustee may require for the purpose of vesting in the new Seventh Issuer Account Bank the rights and obligations of the outgoing Seventh Issuer Account Bank and releasing the outgoing Seventh Issuer Account Bank from its future obligations under this Agreement.

9.       TERMINATION

9.1      TERMINATION EVENTS

         The Seventh Issuer Cash Manager or the Seventh Issuer:

         (a) shall (with the prior written consent of the Security Trustee) terminate this Agreement and close the Seventh Issuer Accounts, in the event any of the matters specified in paragraphs (ii) to
               (v) below occur; and

         (b) may (with the prior written consent of the Security Trustee) terminate this Agreement and close the Seventh Issuer Accounts, in the event any of the matters specified in paragraphs (i) and
               (vi) below occur,

         in each case, by serving a written notice of termination on the Seventh Issuer Account Bank in the following circumstances

               (i) if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on any of the Seventh Issuer Accounts held with it; or

               (ii) the short-term, unsecured, unsubordinated and unguaranteed debt obligations of the Seventh Issuer Account Bank cease to have a rating of at least P-1 from Moody's, A-1+ from S&P or F1+ from Fitch, as the case may be, unless each rating agency confirms that its then current rating of the Notes would not be adversely affected as a result of such ratings falling below these minimum ratings; or

               (iii) if the Seventh Issuer Account Bank, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in paragraph (d) below, ceases or, through an authorised action of the board of directors of the Seventh Issuer Account Bank, threatens to cease to carry on all or substantially all of its business or is deemed unable to pay its debts as and when they fall due within the meaning of section 123(1)(a) of the Insolvency Act 1986 (on the basis that the reference in such section to (pound)750 was read as a

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                     reference to (pound)10 million), sections 123(1)(b),
                     (c), (d) and (e) (on the basis that the words "for a sum exceeding (pound)10 million" were inserted after the words "extract registered bond" and "extract registered protest" and section 123(2) of the Insolvency Act 1986 (as that Section may be amended) or ceases to be an authorised institution under the Financial Services and Markets Act 2000; or

               (iv) if an order is made or an effective resolution is passed for the winding-up of the Seventh Issuer Account Bank except a winding-up for the purposes of or pursuant to a solvent amalgamation or reconstruction the terms of which have previously been approved in writing by the Security Trustee (such approval not to be unreasonably withheld or delayed); or

               (v) if proceedings are initiated against the Seventh Issuer Account Bank under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where the Seventh Issuer Account Bank is solvent) or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) such proceedings are not, in the reasonable opinion of the Security Trustee, being disputed in good faith with a reasonable prospect of success or an administration order is granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to the Seventh Issuer Account Bank or in relation to the whole or any substantial part of the undertaking or assets of the Seventh Issuer Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Seventh Issuer Account Bank, or a distress, execution or diligence or other process shall be levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Seventh Issuer Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or the Seventh Issuer Account Bank initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any of indebtedness; or

               (vi) if the Seventh Issuer Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three London Business Days after the Seventh Issuer Cash Manager or the Security Trustee, as the case may be, has given notice of such failure.

9.2      TERMINATION OPTION

         The Seventh Issuer and the Security Trustee, upon a breach by the Seventh Issuer Account Bank of its obligations under this Agreement, may, by giving one month's prior written notice to the Seventh Issuer Account Bank (with a copy to the Security Trustee), terminate the appointment of the Seventh Issuer Account Bank, provided that:


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         (a)   such termination shall not be effective until a replacement financial institution or institutions (in each case (i) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1+ (in the case of Fitch) and (ii) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

         (b) such termination would not adversely affect the then current ratings of the Seventh Issuer Notes.

         The Seventh Issuer Cash Manager and the Seventh Issuer shall use reasonable endeavours to agree such terms with such a replacement financial institution or institutions within 60 days of the date of the notice. In the event of such termination the Seventh Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby and the Seventh Issuer shall reimburse the Seventh Issuer Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

9.3      NOTIFICATION OF TERMINATION EVENT

         Each of the Seventh Issuer, the Seventh Issuer Cash Manager and the Seventh Issuer Account Bank undertakes and agrees to notify the Security Trustee in accordance with CLAUSE 13 promptly upon becoming aware thereof of any event which would or could entitle the Security Trustee to serve a notice of termination pursuant to CLAUSES 9.2 TO 9.4 (inclusive).

9.4      TERMINATION BY SECURITY TRUSTEE

         In addition, prior to the service of a Seventh Issuer Intercompany Loan Acceleration Notice or a Seventh Issuer Note Acceleration Notice, the Security Trustee may terminate this Agreement and close the Seventh Issuer Accounts by serving a notice of termination if any of the events specified in CLAUSE 9.1(B)(I) to (VI) (inclusive) of this Agreement occurs in relation to the Seventh Issuer Account Bank. Following the service of a Seventh Issuer Intercompany Loan Acceleration Notice or a Seventh Issuer Note Acceleration Notice, the Security Trustee may serve a notice of termination at any time.

9.5      AUTOMATIC TERMINATION

         This Agreement shall automatically terminate (if not terminated earlier pursuant to this CLAUSE 9) on the date falling 90 days after all Seventh Issuer Secured Obligations have been irrevocably discharged in full.

9.6      TERMINATION BY SEVENTH ISSUER ACCOUNT BANK

         The Seventh Issuer Account Bank may terminate this Agreement and cease to operate the Seventh Issuer Accounts at any time:

        (a) on giving not less than six months' prior written notice thereof ending on any London Business Day which does not fall on either an Interest Payment Date or less than 10 London Business Days before an Interest Payment Date to each of the other parties hereto without assigning any reason therefor; and

         (b) on giving not less than three months' prior written notice thereof ending on any London Business Day which does not fall on either an Interest Payment Date or less than 10 London

               Business Days before an Interest Payment Date to each of the other parties hereto, if the Seventh Issuer Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of one month, provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice the notice shall have no effect,

          Provided that such termination shall not take effect:

               (i) until a replacement financial institution or institutions (in each case, (A) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1+ (in the case of Fitch) and (B) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

               (ii) if the then current ratings of the Seventh Issuer Notes would be adversely affected thereby.

         In either case the Seventh Issuer Account Bank shall not be responsible for any costs or expenses occasioned by such termination and cessation. In the event of such termination and cessation the Seventh Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

10.      FURTHER ASSURANCE

         The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

11.      CONFIDENTIALITY

         None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by law or any applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by the Inland Revenue or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

12.      COSTS

         The Seventh Issuer agrees to pay the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of the Seventh

          Issuer Account in connection with the negotiation of this Agreement and the establishment of the Seventh Issuer Accounts respectively and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to CLAUSES 8, 9 (other than CLAUSES 9.1(B)(II), 9.1(B)(III), 9.1(B)(IV), 9.1(B)(V), 9.1(B)(VI), 9.5 and 9.6(A)) and 10.

13.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. (London time) on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Seventh Issuer Cash Manager, to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Seventh Issuer, to Permanent Financing (No. 7) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0)20 7556 0975) for the attention of the Directors with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (c) in the case of the Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44 (0)20 7964 6399) for the attention of Global Structured Finance - Corporate Trust; and

         (d) in the case of the Seventh Issuer Account Bank, the Bank of Scotland, Leeds Business Centre, 116 Wellington Street, Leeds, LS1 4LT (facsimile number +44 (0) 1132 155804) for the attention of the Associate Director with copies to: Bank of Scotland, c/o Halifax plc, Bradford Business Centre, 28 Bank Street, Bradford BD1 1PT (facsimile number +44 (0) 1274 725290 for the attention of the Associate Director; Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation; and HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds.

14.      INTEREST

14.1 The Seventh Issuer Account Bank shall pay, on the last Business day of each month in respect of the current month, interest on any cleared credit balances on the Seventh Issuer Transaction Account at a rate of Sterling-LIBOR for three month sterling deposits in respect of such period less 0.25 per cent. per annum.

14.2 Any Additional Seventh Issuer Account opened with the Seventh Issuer Account Bank or any other bank shall be an interest bearing account.

15.      WITHHOLDING

         All payments by the Seventh Issuer Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Seventh Issuer Account Bank shall:

         (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

         (b) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

         (c) furnish to the Seventh Issuer or the Security Trustee (as the case may be) within the period for payment permitted by the relevant law, either:

               (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

               (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

         (d) account to the Seventh Issuer in full by credit to the relevant Seventh Issuer Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the Seventh Issuer Account Bank has made pursuant to this CLAUSE 15 and which is subsequently received by the Seventh Issuer Account Bank.

16.      TAX STATUS

16.1 The Seventh Issuer Account Bank hereby represents and warrants that it is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988, is entering into this Agreement in the ordinary course of its business, will pay interest pursuant hereto in the ordinary course of such business, will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes and undertakes that it will not cease to be so or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement.

16.2 The Seventh Issuer Account Bank will procure that any of its successors or assigns will provide the same representation as to its Tax status as is provided by the relevant Seventh Issuer Account Bank in CLAUSE 16.1 above.

17.      ENTIRE AGREEMENT

         This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

18.      VARIATION AND WAIVER

         No variation, waiver or novation of this Agreement or any provision(s) of this Agreement shall be effective unless it is in writing and executed by (or by some person duly authorised by) each of the parties hereto. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

19.      ASSIGNMENT

         Subject as provided in or contemplated by CLAUSES 6.1(F) and 8.2:

         (a) the Seventh Issuer Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Seventh Issuer and the Security Trustee;

         (b) the Seventh Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Seventh Issuer Account Bank and the Security Trustee; and

         (c) the Seventh Issuer Account Bank may not act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of the Seventh Issuer and the Security Trustee (such consent not to be unreasonably withheld).

20.      THE SECURITY TRUSTEE

         The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Seventh Issuer Cash Manager, the Seventh Issuer Account Bank or the Seventh Issuer hereunder. Furthermore, any liberty or power which may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but shall in any event be exercised in accordance with the provisions of the Funding 1 Deed of Charge.

21.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

22.      COUNTERPARTS

         This Agreement may be signed (manually or by facsimile) and delivered in one or more counterpart, all of which, taken together, shall constitute one and the same document.

23.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of England.

24.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first before written.

                                   SCHEDULE 1

               FORM OF SEVENTH ISSUER TRANSACTION ACCOUNT MANDATE

                              IN THE FORM ATTACHED

                                   SCHEDULE 2

         FORM OF NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT OF ASSIGNMENT

                                     PART 1

                 NOTICE OF ASSIGNMENT - SEVENTH ISSUER ACCOUNTS


To:                     The Governor and Company of the Bank of Scotland
                        116 Wellington Street
                        Leeds LS1 4LT

For the attention of:   Company Secretary

With a copy to:         The Bank of New York
                        48th Floor
                        One Canada Square
                        London
                        E14 5AL

For the attention of:   Global Structured Finance - Corporate Trust

                                                                Date: [o] , 2005


         Dear Sirs,

RE: PERMANENT FINANCING (NO. 7) PLC

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Halifax plc and The Bank of New York, (the SECURITY TRUSTEE), a copy of which is enclosed (the SEVENTH ISSUER DEED OF CHARGE), we:

(a) assigned (or to the extent not assignable charged) by way of first fixed security all of our right, title, benefit and interest present and future in and, to now or in the future all moneys standing to the credit of the Seventh Issuer Transaction Account - account number [o] (sort code [12-24-55]) and all interest accruing thereon from time to time;

(b) assigned (or to the extent not assignable charged) by way of first fixed security all of our right, title, benefit and interest present and future in and to all moneys standing to the credit of any Additional Seventh Issuer Account established pursuant to CLAUSE 3.1 of the Seventh Issuer Bank Account Agreement and all interest accruing thereon from time to time;

(c) assigned by way of first fixed security all of our right, title, benefit and interest present and future in, to and under the Seventh Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Security Trustee and Halifax plc in its capacity as Seventh Issuer Cash Manager.

Accordingly, amounts may and shall be withdrawn from time to time from the Seventh Issuer Transaction Account and/or any Additional Seventh Issuer Account established pursuant to CLAUSE

3.1 of the Seventh Issuer Bank Account Agreement in accordance with the provisions of the Seventh Issuer Cash Management Agreement and the Seventh Issuer Deed of Charge until such time as you receive notice in writing from the Security Trustee in which case you shall thereafter comply with all directions of the Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written consent of the Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Security Trustee at 48th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance - Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England. Words defined in the Seventh Issuer Master Definitions and Construction Schedule referred to in CLAUSE 1 of the Seventh Issuer Deed of Charge shall have the same meaning in this notice.

Yours faithfully





................................
for and on behalf of
PERMANENT FINANCING (NO. 7) PLC

                                     PART 2

                    ACKNOWLEDGEMENT - SEVENTH ISSUER ACCOUNTS


To:         Permanent Financing (No. 7) PLC
            Blackwell House
            Guildhall Yard
            London EC2V 5AE

            For the attention of the Company Secretary

and to:     The Bank of New York
            48th Floor
            One Canada Square
            London
            E14 5AL
            (the SECURITY TRUSTEE)

            For the attention of Global Structured Finance - Corporate Trust

                                                                 Date: [o], 2005


Dear Sir,

RE: PERMANENT FINANCING (NO. 7) PLC

We acknowledge receipt of your letter dated [o], 2005, a copy of which is attached. Words and expressions defined in that letter have the same meanings herein.

In consideration of your agreeing to maintain or establish the Seventh Issuer Accounts with us, we now agree and confirm to the Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,





.................................
for and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                   SIGNATORIES

SEVENTH ISSUER

SIGNED by                                       )
as attorney for and on behalf of                )
PERMANENT FINANCING (NO. 7) PLC                 )
in the presence of:                             )

Witness's Signature:...................

Name: ............................

Address: .......................

SEVENTH ISSUER CASH MANAGER

SIGNED by                                       )
as attorney for and on behalf of                )
HALIFAX PLC in the presence of:                 )

Witness's Signature:...................

Name: ............................

Address: .......................

SEVENTH ISSUER ACCOUNT BANK

SIGNED by                                       )
as attorney for and on behalf of                )
THE GOVERNOR AND COMPANY OF                     )
THE BANK OF SCOTLAND in the                     )
presence of:                                    )

Witness's Signature...................

Name: ............................

Address: .......................

SECURITY TRUSTEE

SIGNED by                                       )
for and on behalf of                            )
THE BANK OF NEW YORK                            )